Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact:
Katoiya Marshall, Investor Relations
310-893-7446 or kmarshall@kbhome.com

KB HOME ANNOUNCES CHANGE IN BOARD OF DIRECTORS

LOS ANGELES (January 27, 2012) – KB Home (NYSE: KBH), one of the nation’s premier homebuilders, today announced that Leslie Moonves will not be standing for re-election to the company’s Board of Directors at the next Annual Meeting of Stockholders, to be held on April 12, 2012, and will retire from the Board effective as of that date, in order to devote more time to his other professional commitments and interests. Mr. Moonves, the President and Chief Executive Officer of CBS Corporation, served on the Board for eight years.

“It has been a privilege for me to serve on this Board of Directors,” said Mr. Moonves. “I have the highest regard for KB Home’s terrific Board and capable management team, and believe that through their efforts, the company is well-positioned to achieve future success.”

“I want to extend my sincere appreciation to Les for his exceptional service and the invaluable contributions he has made to KB Home during his tenure,” said Jeffrey Mezger, president and chief executive officer of KB Home. “His business experience, professionalism and perspective have played an important role in our progress and the strategic steps we have implemented to build a foundation for long-term growth.”

About KB Home

KB Home is one of the largest and most recognized homebuilding companies in the United States. Since its founding in 1957, the company has built more than half a million quality homes. KB Home’s signature Built to Order™ approach lets each buyer customize their new home from lot location to floor plan and design features. In addition to meeting strict ENERGY STAR® guidelines, all KB homes are highly energy efficient to help lower monthly utility costs for homeowners, which the company demonstrates with its proprietary KB Home Energy Performance Guide® (EPG®). A leader in utilizing state-of-the-art sustainable building practices, KB Home was named the #1 Green Homebuilder in a 2010 study by Calvert Investments and the #1 Homebuilder on FORTUNE magazine’s 2011 World’s Most Admired Companies list. Los Angeles-based KB Home was the first homebuilder listed on the New York Stock Exchange, and trades under the ticker symbol “KBH.” For more information about KB Home’s new home communities, call 888-KB-HOMES or visit www.kbhome.com.

Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic, employment and business conditions; adverse market conditions that could result in additional impairments or land option contract abandonment charges and operating losses, including an oversupply of unsold homes, declining home prices and increased foreclosure and short sale activity, among other things; conditions in the capital and credit markets (including residential consumer mortgage lending standards, the availability of residential consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level and structure and to access the credit, capital or other financial markets or other external financing sources; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and existing homes, including sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for residential consumer mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; legal or regulatory proceedings or claims; our ability to access capital; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count and open new communities, and our increasing operational and investment concentration in markets in California and Texas), revenue growth and overhead and other cost reduction strategies; consumer traffic to our new home communities and consumer interest in our product designs; the impact of our former unconsolidated mortgage banking joint venture ceasing to offer mortgage banking services after June 30, 2011; the manner in which our homebuyers are offered and obtain residential consumer mortgage loans and mortgage banking services; our ability to establish a joint venture or marketing relationship with a financial institution or other mortgage banking services provider; information technology failures and data security breaches; the possibility that the proposed offer and sale of unsecured senior debt securities to fund the purchase of the 5 3/4% senior notes due 2014. 5 7/8% senior notes due 2015 and 6 1/4% senior notes due 2015 in the applicable tender offers will not timely close; the possibility that any or all of the tender offers will be undersubscribed; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.